Exhibit 10.50
FIRST AMENDMENT TO THE
AON DEFERRED COMPENSATION PLAN
This First Amendment (the “Amendment”) to the Aon Deferred Compensation Plan, as amended and restated effective November 17, 2016 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.
RECITALS
WHEREAS, pursuant to Section 6.05 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan, and, pursuant to Section 1.04 of the Plan, the Organization and Compensation Committee of Aon (the “OCC“) has authority to act for the Board with respect to the Plan; and
WHEREAS, pursuant to resolutions of the OCC dated June 13, 2016, the OCC delegated authority to Aon’s Administrative Committee (the “Committee“) to make certain amendments to the Plan.
NOW, THEREFORE, pursuant to resolutions of the Committee dated December 7, 2016, the Plan is hereby amended, effective as of December 7, 2016, to insert the following as a new Section 3.04:
3.04    Cancellation of Deferral Elections. Notwithstanding anything herein to the contrary, in the event a Participant receives an in-service financial hardship withdrawal from the Aon Savings Plan that is subject to a condition that the Participant may not make elective or employee contributions to any Company plan (as defined for purposes of Treasury Regulations Section 1.401(k)-1(d)(3)(iv)(E)) for at least six months from the date of the hardship withdrawal, the Participant’s deferral elections under Sections 3.01 and 3.02 shall be cancelled, and the Participant shall not be eligible to make any new deferral elections until the later of six months from the date of the hardship withdrawal from the Aon Savings Plan or the next period during which the Committee permits Participants to make an election to defer pursuant to Section 3.01.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf by its duly authorized officers, this __ day of December, 2016.

AON CORPORATION

By:
/S/ Anthony R. Golund

Anthony Goland
Executive Vice President and
Chief Human Resources Officer

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